* Confidential treatment has been granted or requested with respect to portions of this exhibit, and such portions have been replaced with "**". Such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2.

                        TRIPARTITE TECHNOLOGY AGREEMENT

This TRIPARTITE TECHNOLOGY AGREEMENT (the "Agreement") is dated this 15th day of April, 1997, by and among Ramtron International Corporation ("Ramtron" and/or "Licensor"), a Delaware corporation having its principal office at 1850 Ramtron Drive Colorado Springs, Colorado 80921, Racom Systems Inc. ("Racom"), a Delaware corporation having its principal office at 6080 Greenwood Plaza Boulevard, Englewood, Colorado 80111, and Intag International Limited ("Intag"), a company incorporated in Australia, having its principal office at Kyle House, 9th Floor, 27-31 Macquarie Place, Sydney, NSW 2000, Australia.

                               R E C I T A L S

A. Ramtron has developed and owns certain confidential and proprietary thin-film ferroelectric technology pertaining to (i) the manufacture and production of nonvolatile, random access semi-conductor memory devices that utilize binary polarization states on the hysteresis curve of ferroelectric material,
(ii) technology pertaining to the material and process for the formation of ferroelectric film, and (iii) unipolar high dielectric materials and processes; including, but not limited to, the technology described in the patents listed in Schedule 1 to this Agreement.

B. Ramtron and Racom entered into a Technology License Agreement dated October 23, 1991 (the "License Agreement") whereunder Ramtron licensed its Ferroelectric Technology to Racom for use in the design, manufacture, sale, lease and distribution of Ferroelectric RF/ID Products, as such term is defined in the License Agreement.

C. Ramtron and Racom entered into a Supply Agreement dated October 23, 1991 (the "Supply Agreement") whereunder Ramtron agreed to manufacture on behalf of and supply to Racom, and Racom agreed to purchase from Ramtron, certain Ferroelectric RF/ID Products.

D. Ramtron and Racom subsequently amended the License Agreement and Supply Agreement pursuant to an amendment entitled "Amendment to Technology License Agreement and Supply Agreement" dated March 31, 1994 ("First Amendment"), and the parties negotiated a second amendment entitled "Second Amendment to Technology License and Supply Agreement" dated February 17, 1995 ("Second Amendment").

E. Ramtron, Racom and Intag entered into a binding Memorandum of Understanding dated May 8, 1995 ("MOU") wherein Ramtron, Racom and Intag agreed to (i) further modify the License Agreement, as amended, between Ramtron and Racom, and (ii) enter into a License Agreement among the parties incorporating the terms of the MOU between Ramtron and Intag.

F. Subsequent to execution of the MOU, each of Ramtron, Racom and Intag now desire to terminate the MOU and establish a new relationship that provides for the license of Ramtron's Ferroelectric Technology for use in Ferroelectric RF/ID Products to each of Racom and Intag on a nonexclusive basis to enable each party to maximize the potential of commercializing Ferroelectric RF/ID Products in the market and expand the number of royalty paying sublicensees. Therefore, the parties have agreed to replace the MOU and License Agreement, as amended, and further provide for termination of the Supply Agreement, as amended and set forth new terms and conditions in one agreement.

G. As a part of this new arrangement, Ramtron undertakes that it will use its best endeavors to ensure that all future Ferroelectric Memory Product manufacturing licenses issued by Ramtron include the right to manufacture Ferroelectric RF/ID Products. Similarly, Ramtron undertakes that it will not unreasonably deny access to any party wishing to make Ferroelectric RF/ID Products which incorporate within their structure Ferroelectric Technology, so long as the royalty expectations for Ferroelectric RF/ID Products, as set out in Section 2.7, are satisfied. Ramtron also undertakes that in its future licensing of Ferroelectric Technology the terms of such licenses will not unreasonably deny such access.

NOW THEREFORE, in consideration of the mutual promises contained herein, the sufficiency and receipt of which is acknowledged, the Parties agree as follows:

1.  ARTICLE I - DEFINITIONS

When used in this Agreement, the following terms have the following meanings:

1.1 "Affiliate" means any enterprise, whether a corporation, unincorporated association, joint venture, partnership or otherwise in which a person or corporation, any holding company or subsidiary of such corporation, or any holding company or subsidiary of such holding company, participates directly or indirectly and in relation to such enterprise, such person, corporation or any such holding company or subsidiary has the power to appoint the management thereof, and control the majority of votes at a general meeting.

1.2 "Change in Control" shall mean if "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting shares of Licensees and is entitled to exercise more than 50% of the total voting power of all outstanding voting shares of Licensees (including any voting shares that are not then outstanding of which such person or group is deemed the beneficial owner) unless such "person" or "group" was entitled to exercise more than 50% of such total voting power as of the Effective Date; or any consolidation of Licensees with, or merger of Licensees into, any other entity, any merger of another entity into Licensees, or any sale or transfer of all or substantially all of the assets of Licensees to another entity (other than a merger which does not result in any reclassification conversion, exchange or cancellation of outstanding shares of Licensees or a merger which is effected solely to change the jurisdiction of incorporation of Licensees).

1.3 "Dollars" or "dollars" or "$" means United States currency unless otherwise specified.

1.4 "Effective Date" means the date of this Agreement as set forth in the introductory paragraph of this Agreement.

1.5 "Existing License Agreements" mean Seiko Epson Corporation ("Seiko"), Deutsche ITT Industries GHBE ("ITT"), Toshiba Corporation ("Toshiba"), and Samsung Electronics ("Samsung").

1.6 "Ferroelectric Memory Product" means any semiconductor non-volatile memory device which utilizes Ferroelectric Technology."

1.7 "Ferroelectric RF/ID Products" means any semiconductor device which has embedded within itself Ferroelectric Technology and which also contains the necessary circuitry for that device to communicate by contactless means with a remote device.

1.8 "Ferroelectric Technology" means all technology, referred to in Recital A, and Improvements (as hereafter defined) necessary for the design, development, and manufacture of RF/ID products.

1.9 "Improvements" means all improvements, enhancements and developments to the Ferroelectric Technology that would relate to the design, development and/or manufacturing of Ferroelectric RF/ID Products and technology, processes and materials for use therein, made either by Ramtron or its Affiliates, or by either of the Licensees or one of their sublicensees, or to which any such party may be entitled or may become entitled. "Improvements" shall not include any such improvements, enhancements and developments, if Ramtron, Racom or Intag, or any of their Affiliates or sublicensees, as the case may be, are prohibited from making same available to Ramtron or Licensees, as the case may be, pursuant to a contact, extent at the time of signing this agreement, with a third party or an Affiliate or pursuant to any judicial order or proceeding.

Notwithstanding the foregoing, Licensees will not have the right to require Ramtron or its Affiliates to utilize any Improvements which have not been reduced to commercial practice by Ramtron or its Affiliates. Licensees' rights to the Ferroelectric Technology and to any and all Improvements, shall not be diminished in any way whatsoever if Ramtron or its Affiliates do not reduce to commercial practice, for any reason whatsoever, any and all such Improvements.

1.10  "Licensees" mean Racom and Intag collectively.

1.11 "Net Sales" means the total of all gross amounts either Racom, Intag, their sublicensees, or Ramtron (as the case may be) invoices or charges purchasers or sublicensees or otherwise receives, whether from purchasers or sublicensees for or with regard to the sale, license or other transfer for value of Ferroelectric RF/ID Products in integrated circuit or wafer form, that are manufactured and sold, disposed of, or otherwise transferred by (or manufactured on behalf of Racom and/or Intag by any sublicensee or subcontractor) less costs of insurance incident to transportation and shipping charges, excise taxes and customs duties allowances for actual returns and uncollectible accounts. Should Licensees, any sublicensee, or Ramtron sell such Ferroelectric RF/ID Products in combination with other components or equipment, then the calculation of Net Sales shall be based on the price normally charged by Licensees, sublicensees, or Ramtron for such Ferroelectric RF/ID Products when separately invoiced or priced, or if no such separately invoiced or priced sales of such Ferroelectric RF/ID Products have been made, then the calculation of Net Sales shall be based on the price which Licensees, sublicensees, or Ramtron, would charge for such Ferroelectric RF/ID Products in an arm's length commercial sale transaction for cash.

1.12 "Omni-license" means a license which permits a licensee to manufacture for customers Ferroelectric Memory Products without regard to the application for which the customer intends to use those Ferroelectric Memory Products.

1.13 "Royalty Period" means a period of three (3) months ending on the last day of March, June, September and December of each year (or portion thereof) this Agreement is in effect referred to in Section 2.8, following the expiration of the immediately preceding Royalty Period.

1.14 "Royalty Year" means each period comprised of each consecutive set of four (4) Royalty Periods.

1.15 "Technology License" has the meaning set forth in Section 2.1, 2.2 and 2.3.

2.  ARTICLE II - TECHNOLOGY LICENSE AND FEES

2.1  GRANT OF LICENSE TO RACOM.  Upon the terms and subject to the of this Agreement, Ramtron hereby grants to Racom, free of charge, a worldwide, non-exclusive, non-transferable, non-sublicensable (except as provided in this Section 2.1), royalty-bearing right and license (the "Technology License") to use Ferroelectric Technology, and all Improvements, for the limited right to design, develop and/or manufacture, sell and use Ferroelectric RF/ID Products. Racom may sublicense Ferroelectric Technology for the limited right to design, develop, manufacture and sell Ferroelectric RF/ID Products to no more than five (5) parties each of whom shall be appointed by Racom and approved in writing by Ramtron, with such approval not to be unreasonably withheld. In addition, Racom may sublicense Ferroelectric Technology for the limited right to design, develop, and sell Ferroelectric RF/ID Products to an unlimited number of parties each of whom shall be appointed by Racom and approved in writing by Ramtron, with such approval not to be unreasonably withheld. Ramtron agrees to coordinate its licensing activities with Racom until such time as Racom completes its sublicensing of its five full sublicensees. The parties specifically acknowledge that (i) the sublicense created by the "Cooperative Agreement For Licensed Manufacturing of Ferroelectric RFID Products" between Racom and Rohm Co., Ltd, dated June 21,
1995, and (ii) the                    **
                         **                                        , shall
be deemed two (2) of the five (5) total full sublicensees under this Section
2.1.

Racom shall, in its sole discretion, and as one of its five full sublicenses,
take the lead in pursuing discussions with    **    regarding licensing the
Ferroelectric Technology for use in Ferroelectric RF/ID Products.  Ramtron may
pursue    **    directly regarding licensing the Ferroelectric Technology for applications other than Ferroelectric RF/ID Products, provided that any such license must exclude use of the Ferroelectric Technology for Ferroelectric RF/ID Products, unless otherwise consented to in writing by Racom. Similarly, Racom shall have the right to designate other potential sublicensees, up to a
maximum of its five full sublicensees (including Rohm and    **   , as
described above), with respect to which Racom shall take the lead in pursuing discussions regarding licensing the Ferroelectric Technology for use in Ferroelectric RF/ID Products. Ramtron may pursue such designated parties directly regarding licensing the Ferroelectric Technology for applications other than Ferroelectric RF/ID Products, provided that any such license must exclude use of the Ferroelectric Technology for Ferroelectric RF/ID Products, unless otherwise consented to in writing by Racom. Once Racom has designated a potential sublicensee in the manner described above, Racom may only remove such party as one of Racom's five designees with the prior written consent of Ramtron, which consent shall not be unreasonably withheld.

The Technology License granted herein may not be used by Racom, or any sublicensee, for any purpose other than those specifically stated in this
Section 2.1.

2.2 GRANT OF LICENSE TO INTAG. Upon the terms and subject to the conditions of this Agreement, Ramtron hereby grants to Intag, free of charge, a worldwide, non-exclusive, non-transferable, non-sublicensable (except as provided in this Section 2.2), royalty-bearing right and license (the "Technology License") to use Ferroelectric Technology, and all Improvements, for the limited right to design, develop, manufacture, have manufactured by a licensee of Ferroelectric Technology and/or sell Ferroelectric RF/ID Products. Intag may sublicense Ferroelectric Technology for the limited right to design, develop, and sell Ferroelectric RF/ID Products to an unlimited number of parties each of whom shall be appointed by Intag and approved in writing by Ramtron, with such approval not to be unreasonably withheld.

The Technology License granted herein may not be used by Intag, or any sublicensee, for any purpose other than those specifically stated in this
Section 2.2.

The license to manufacture granted to Intag in this Section 2.2 shall at the election of Intag be granted directly to a nominated Affiliate of Intag.

2.3 GRANT OF LICENSE TO RAMTRON. Licensees and/or their sublicensees shall grant to Ramtron, free of charge, a royalty-free, worldwide and perpetual license or sublicense, as the case may be, to design, develop, manufacture, use, sell or otherwise transfer any Improvements to the Ferroelectric Technology licensed from Ramtron. Any sublicense agreement entered into between Licensees and a sublicensee after the Effective Date shall provide that any sublicensee making an Improvement in the design, development and/or manufacturing of the Ferroelectric Technology shall be required to provide for a royalty free sublicense in favor of Ramtron for all Improvements:

     i)   made solely by the sublicensee; and/or

    ii)   made jointly by any Licensee and the sublicensee.

2.4 TERMINATION OF LICENSE AGREEMENT, SUPPLY AGREEMENT AND MOU. Effective on the date of execution of this Agreement by all parties herein, the License Agreement, as amended, Supply Agreement, as amended, and the MOU shall be deemed void and of no further effect, and this Agreement shall supersede and replace such referenced agreements. The parties acknowledge that in respect of such termination, each releases and discharges the other from any and all claims which may exist against the other under the License Agreement, Supply Agreement or the MOU. In consideration of Intag having paid US$600,000 to Ramtron on May 19, 1995, and in consideration of Intag and Racom having agreed to forgo the rights and privileges they would have otherwise enjoyed had the MOU proceeded to a license, Ramtron hereby agrees to make Intag and Racom the beneficiary of a portion of future Ferroelectric RF/ID Product royalties as well as a portion of revenues derived from the letting of manufacturing licenses for Ferroelectric Memory Products, as set forth in Section 2.7 of this Agreement.

2.5 MANUFACTURING CAPACITY TO RACOM AND INTAG. Ramtron hereby acknowledges that it may have access rights to a certain percentage of manufacturing capacity of several of its licensees for the manufacture of ferroelectric based products. Ramtron shall provide Racom with the right to purchase up to
       **     and Intag with the right to purchase up to      **
of the capacity made available to Ramtron that is dedicated to the manufacture of Embedded Ferroelectric Products (hereby defined as standard, nonvolatile ferroelectric semiconductor memory monolithically combined with other logic or electronic functionality). Any of Racom's or Intag's rights to any percentage of Ramtron's manufacturing capacity shall be through Ramtron (and not directly through any of Ramtron's licensees) and under terms and conditions as shall be mutually agreed to between Ramtron and Racom, and/or between Ramtron and Intag, but in no event on terms more favorable than may exist or may be negotiated between Ramtron and its licensee(s), or that create any additional costs or obligations to Ramtron and no less favorable than the commercial terms offered by Ramtron to any third parties. Finally, nothing contained in this Section 2.5 shall require any of Ramtron's licensees to manufacture directly for or on behalf of Racom and/or Intag Ferroelectric RF/ID Products or make available to Racom and/or Intag capacity that is dedicated to the manufacture of such products.

2.6 ACKNOWLEDGEMENT OF ITT, SEIKO, TOSHIBA AND SAMSUNG LICENSE AGREEMENTS. The parties herein acknowledge the existence of licenses granted by Ramtron to Deutsche ITT Industries GMbH ("ITT"), Seiko Epson Corporation ("Seiko"), Toshiba Corporation ("Toshiba") and Samsung Electronics ("Samsung") [collectively, "Existing License Agreements"] pursuant to licenses granted by Ramtron under the Existing License Agreements to exploit the Ferroelectric RF/ID Technology under License Agreements dated 2 March 1989, 1 June 1988, 31 July 1995, and 31 December 1996, respectively, as amended from time to time. This Agreement is expressly subject to the terms and conditions of each of the ITT license agreement, Seiko license agreement Toshiba license agreement and Samsung license agreement. Ramtron may extend the terms of the referenced ITT and Seiko license agreements, provided that during such extended term, Ramtron shall require ITT and Seiko, as applicable, to comply with this Agreement including, but not limited to, the provisions of Article 2.7(a). The exercise of license rights by each of ITT, Seiko, Toshiba and Samsung pursuant to their respective existing license agreements shall not be deemed to infringe on the rights granted to Licensees hereunder.

2.7 ROYALTIES. Upon the Effective Date of this Agreement, the parties agree as follows:

     a)   RAMTRON ROYALTIES.  Ramtron hereby agrees to pay continuing
royalties to Racom and Intag each one-third (1/3) of   **   of the Net Sales
Price of all Ferroelectric RF/ID Products sold by Ramtron and its Affiliates, respectively. In addition, Ramtron hereby agrees to negotiate with third parties under license agreements entered into after the Effective Date a
target royalty of    **   , but not less than    **   , of the Net Sales Price
of all Ferroelectric RF/ID Products sold pursuant to such license agreements, of which Ramtron shall pay Racom and Intag each one-third (1/3) of such royalties received.

     b)   RACOM ROYALTIES.  Racom hereby agrees to pay continuing royalties
to Ramtron and Intag each one-third (1/3) of    **   of the Net Sales Price of
all Ferroelectric RF/ID Products sold by Racom and its Affiliates, respectively. In addition, Racom hereby agrees to negotiate with its
sublicensees as contemplated under Section 2.2 a target royalty of    **   ,
but not less than   **   , of the Net Sales Price of all Ferroelectric RF/ID
Products sold by such sublicensees, of which Racom shall pay Ramtron and Intag each one-third (1/3) of such royalties received.

     c)   INTAG ROYALTIES.  Intag hereby agrees to pay continuing royalties
to Ramtron and Racom each one-third (1/3) of   **   of the Net Sales Price of
all Ferroelectric RF/ID Products sold by Intag and its Affiliates, respectively. In addition, Intag hereby agrees to negotiate with its
sublicensees as contemplated under Article 2.2 a target royalty of   **   ,
but not less than    **   of the Net Sales Price of all Ferroelectric RF/ID
Products sold by each sublicensee, of which Intag shall pay Ramtron and Racom each one-third (1/3) of such royalties received.

In those cases wherein Ramtron, Racom or Intag purchase Ferroelectric RF/ID Products from a sublicensee and the terms of that purchase exclude payment of royalty by such sublicensee, then the party purchasing such Ferroelectric RF/ID products will make good the royalty payment to the other two parties. Such royalty payment to each of the other two parties shall be one-third (1/3) of the amount purchased times the royalty rate otherwise payable by the sublicensee.

The following table identifies several existing and potential licensees and sublicensees of the Parties, and sets forth for each such licensee and sublicensee the royalties payable by such parties in respect of the sale of Ferroelectric RF/ID Products. The table also sets forth the basis upon which the royalties and, to the extent applicable, license fees payable by such parties are to be shared among Ramtron, Racom and Intag.

          Ferroelectric RF/ID Product License Fees and Royalties

LICENSE        ROYALTY            SHARING OF               LICENSE FEE
                                   ROYALTY                 SHARING (If
                                                           Applicable)
----------     -------          -------------         ------------------------
All Future       **             1/3, 1/3, 1/3         Dependent on nature of
Licensees                                             license. If pure RF/ID,
                                                         **   (Ramtron/Racom/
                                                      Intag). If omni-license,
                                                          **       (Ramtron/
                                                      Racom/Intag). If RF/ID
                                                      is excluded, no sharing
------------------------------------------------------------------------------
Rohm (Japan      **             Pass-through to       N/A
market only)                    Ramtron
------------------------------------------------------------------------------
Rohm (Rest       **             1/3, 1/3, 1/3         N/A
of World)
------------------------------------------------------------------------------
Toshiba          N/A            N/A                   N/A
------------------------------------------------------------------------------
   **            **             1/3, 1/3, 1/3         N/A
------------------------------------------------------------------------------
   **            TBD            1/3, 1/3, 1/3         N/A
------------------------------------------------------------------------------
   **            TBD            1/3, 1/3, 1/3         N/A
------------------------------------------------------------------------------
Samsung          **             1/3, 1/3, 1/3         N/A
------------------------------------------------------------------------------
   **            **                  **               **
------------------------------------------------------------------------------

From time to time Intag, Ramtron, and/or Racom may agree to develop specialized products utilizing Ferroelectric Technology that do not fall within the definition of Ferroelectric RF/ID Products. The parties will mutually agree separately on the purpose of such specialized products and the basis upon which the parties will derive compensation.

2.8 CERTIFICATION AND PAYMENT OF ROYALTIES. Each party shall, on or before April 30th, July 31st, October 31st and January 31st in each year during which royalties are payable under this Agreement (respectively each such three month period is referred to herein as "Royalty Period") furnish to the non-reporting parties a statement, certified by a financial officer of the reporting party, concerning the Net Sales by or on behalf of the reporting party of Ferroelectric RF/ID Products sold, disposed or otherwise transferred by the reporting party during the preceding Royalty Period in sufficient detail to permit the computation of the royalties due for such Royalty Period, and shall accompany such statement by payment, in immediately available dollar funds, of the royalties due according to that statement. On or before the last day of the first three month period following the end of each Royalty Year, each reporting party shall furnish to the non-reporting parties a comparable statement, certified by an internationally recognized firm of independent certified public accountants, certifying the Net Sales by or on behalf of such reporting party of Ferroelectric RF/ID Products sold, disposed, or otherwise transferred by the reporting party during the preceding Royalty Year. Each reporting party shall accompany such statement by payment in immediately available dollar funds of any amounts due to the non-reporting parties for such preceding Royalty Year.

In those instances where royalties payable by Intag or certain sublicensees are subject to withholding tax, the royalty distribution specified in Section
2.7 will be net of such withholding. The parties will mutually agree separately at the end of each Royalty Year as to an equitable treatment for the various withholding amounts.

2.9 DISPUTE REGARDING ROYALTIES AND LICENSE FEES. In the event of any dispute regarding the amount of any royalty payment or license fee payment (or any transfer cost component thereof) allegedly due under or pursuant to this Agreement, the parties shall agree in commercial good faith on and appoint an internationally recognized firm of independent certified public accountants, who shall audit the books and records of the reporting party in question and determine the amount, if any, of the disputed royalty payment or payments or license fee payments (or any transfer cost component thereof), which determination shall be final and legally binding on the affected parties for all purposes of this Agreement. If the parties are unable to agree on such a firm of independent certified public accountants, such a firm shall be appointed by the Chairman, President or the highest officer at such time of the American Institute of Certified Public Accountants. Each party shall pay an equal amount of the cost of any audit conducted pursuant to this Section.

2.10 LICENSE FEES. For those instances wherein, subsequent to the Effective Date of this Agreement, Ramtron grants a license to Ferroelectric Technology inclusive of Ferroelectric RF/ID Products, Ramtron shall pay to each of Intag
and Racom                 **                    of the license fee derived
by such a license, net of any technology transfer cost. For those instances wherein, subsequent to the Effective Date of this Agreement, Ramtron grants a license to Ferroelectric Technology solely for Ferroelectric RF/ID Products,
Ramtron shall pay to Intag           **          and to Racom      **
of the license fee derived by such a license, net of any technology transfer cost. If the Ramtron license of Ferroelectric Technology excludes Ferroelectric RF/ID Products there shall be no division of license fees between the parties.

For the purposes of this Section, the term "technology transfer cost" shall mean that portion of the license fee or other up-front charges that is intended to cover the costs, in terms of engineering and management time, wafer processing costs, assembly, packaging, test and evaluation costs and similar costs, that Ramtron reasonably anticipates incurring in connection with the transfer to the licensee of the licensed technology. The Licensees, acting jointly, shall have the right, upon reasonable notice and during normal business hours, to review and audit the books and records of Ramtron in order to confirm that the amount of such costs is reasonable under the circumstances and bears a reasonable relationship to the level of effort required of Ramtron in transferring the licensed technology to the relevant licensee.

The Parties acknowledge that Ramtron has the right to grant one or more licenses to the Ferroelectric Technology for use with Ferroelectric RF/ID Products to alliance partners who agree to make an investment in Ramtron's fab or to set up a manufacturing joint venture with Ramtron in lieu of payment to Ramtron of a license fee. The Parties further acknowledge that, in one such case, Ramtron shall be entitled to accept such a commitment in lieu of a license fee without any obligation to compensate either Licensee for the
foregone license fee.  In such case, Ramtron agrees to target a   **  royalty,
to be shared equally, for all Ferroelectric RF/ID Products sold by or for such party, whether manufactured by such party, by Ramtron or by any such joint venture.

From time to time Ramtron may separately agree with one or both Licensees to pay a fee for certain marketing assistance rendered in developing third party interest in securing a license to manufacture products based on Ferroelectric Technology. Agreement on such fees will be established in advance in writing and be approved according to the level of marketing assistance to be rendered.

3.  ARTICLE III - TECHNICAL MATERIALS OR ASSISTANCE

3.1 TECHNICAL ASSISTANCE. Ramtron is to provide reasonable technical transfer assistance to Racom, Intag or any of their sublicensees upon request. Where the Parties mutually agree upon the provision of technical assistance by Ramtron, such services will be provided by Ramtron at its then-current engineering rates and/or wafer processing and related costs.

3.2 HOLD HARMLESS/INDEMNIFICATION. In the event that any employee of Licensees, or an employee of any sublicensee, visits Ramtron's premises, or any employee of Ramtron shall visit Licensees', or sublicensee's, premises as contemplated pursuant to this Section, then Licensees, and/or sublicensee, shall be responsible for any and all liability of any type whatsoever to any other person, firm or entity arising from any direct or indirect action or inaction relating to the carrying out of its employee's duties under the terms of this Section. Licensees, and/or sublicensees, shall also cause their employees to be covered by their respective liability insurance policy or policies. Whether or not any action or inaction of any such employee is covered by insurance, Ramtron, Licensees and/or sublicensees, shall each hold the other harmless and indemnify the other against and from all losses, claims, damages, liabilities, obligations or expenses (including attorneys fees, court costs, and costs of investigation) incurred or to which it may become subject as a result of any action or inaction relating to the carrying out of said employee's duties as contemplated herein.

4.  ARTICLE IV - NONTRANSFERABILITY OF TECHNOLOGY LICENSE

4.1 NONTRANSFERABILITY. Except as provided in Section 2.1 and Section 2.2, the Technology License may not be assigned, sublicensed, subdivided or transferred in any way whatsoever by Licensees without Ramtron's prior written consent, such consent may be withheld at Ramtron's sole discretion. Pursuant to the authority set forth in Section 2.1 and Section 2.2, each of Racom and Intag shall notify Ramtron in writing of any proposed sublicense of rights to design, develop or manufacture Ferroelectric RF/ID Products, and such sublicense shall be deemed to have been consented to by Ramtron unless Ramtron notifies either Racom or Intag, as the case may be, of its refusal to consent, with reasons, n writing within thirty (30) calendar days of receipt of such notice. In addition, Ramtron hereby agrees to notify each of Racom and Intag in writing at least thirty (30) days prior to the execution by Ramtron of any License Agreement that provides for the license of Ramtron's Ferroelectric Technology for use in Ferroelectric RF/ID Products, so long as it is legally permissible for Ramtron to provide such advanced notice. If it is not legally permissible for Ramtron to provide such prior notice, Ramtron will provide such notice as soon as it is permissible for Ramtron to do so.

4.2 CHANGE IN CONTROL. For purposes of this Agreement and each Technology License, any of the following events shall be deemed to be an attempted transfer of the Technology License and shall be subject to the provisions of this Agreement:

    (a) A "person" or "group" [within the meaning of Sections 13(d) and 14(d) (2) of the Securities Exchange Act of 1934] becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting shares of any Licensee and is entitled to exercise more than 50% of the total voting power of all outstanding voting shares of such Licensee (including any voting shares that are not then outstanding of which such person or group is deemed the beneficial owner) unless such "person" or "group" was entitled to exercise more than 50% of such total voting power as of the Effective Date; or

    (b) Any consolidation of any Licensee with, or merger of any Licensee into, any other entity, any merger of another entity into any Licensee, or any sale or transfer of all or substantially all of the assets of any Licensee to another entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of such Licensee, or a merger which is effected solely to change the jurisdiction of incorporation of such Licensee).

This Section shall not apply to any shares issued by Racom in accordance with the provisions of the October 23, 1991 Shareholders' Agreement, as amended November 14, 1994.

4.3 TRANSFER BY CHANGE IN CONTROL. No Licensee may transfer the Technology License by any of the events described in this Article IV without Ramtron's prior written consent, such consent not to be unreasonably withheld.

5.  ARTICLE V - DISCLAIMERS OF WARRANTY AND LIMITATIONS OF LIABILITY

5.1 RELIANCE ON DISCLAIMERS AND LIMITATIONS. The license royalties for the Technology License, and the substance of the other rights and duties of Licensees and Ramtron in this Agreement, have been negotiated in reliance on, and are based upon the applicability and enforceability of, the disclaimers, warranties and limitations of liability contained in this Article 5.

5.2 DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFICALLY PROVIDED IN THIS ARTICLE V, RAMTRON MAKES NO WARRANTIES TO LICENSEES OR TO ANY OTHER PARTY BY VIRTUE OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND RAMTRON EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR ARISING BY USAGE OF TRADE, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND LICENSEES UNCONDITIONALLY ACCEPTS SUCH DISCLAIMER. LICENSEES SHALL NOT MAKE OR PASS ON TO ITS CUSTOMERS (WHOLESALE OR RETAIL) OR SUBLICENSEES ANY WARRANTY OR REPRESENTATION ON BEHALF OF RAMTRON.

5.3 LIMITATION OF LIABILITY FOR TERMINATION. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR UNDER APPLICABLE LAW TO THE CONTRARY, IN NO EVENT SHALL RAMTRON BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF BUSINESS, INCOME OR PROFITS, RESULTING FROM RAMTRON'S TERMINATION OF THIS AGREEMENT, WHETHER OR NOT RAMTRON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING IN ANY WAY OUT OF THE TERMINATION OF THIS AGREEMENT. Without limiting the generality of the foregoing, Licensees assume all risks arising out of or relating to their inability to meet any commitments made to and/or perform any agreements entered into with any customer (wholesale or retail) of Licensees in the event of any termination by Ramtron of this Agreement. Provided, however, that nothing contained in this Section is intended to disclaim or waive any rights that Licensees may have against Ramtron with respect to actual and direct damages suffered by Licensees as a result of the breach of this Agreement or the wrongful termination of this Agreement by Ramtron and provided further that nothing contained in this Section shall prejudice or restrict Licensees' right and entitlement to also terminate this Agreement in the event of any material breach of this Agreement by Ramtron.

6.  ARTICLE VI - PROTECTION OF FERROELECTRIC TECHNOLOGY

6.1 PATENTS, COPYRIGHTS, AND INTELLECTUAL PROPERTY. Ramtron shall at its own cost obtain such patent, copyright or similar registration or intellectual property protection of the Ferroelectric Technology used in the design, development or manufacture of Ferroelectric RF/ID Products throughout the world as is reasonable having regard to: the relative cost thereof; the benefit of the protection obtained; and, all other relevant circumstances. Upon request by Licensees, Ramtron shall provide Licensees an up to date list of all issued patents pertaining to the Ferroelectric Technology used in the design, development or manufacture of Ferroelectric RF/ID Products.

Licensees, and/or any sublicensee, shall at their own cost obtain such patent, copyright or similar registration or intellectual property protection for Improvements made solely by such Licensees, or Improvements made jointly by Licensees and a sublicensee(s), which are used in the design, development or manufacture of Ferroelectric RF/ID Products throughout the world as is reasonable having regard to: the relative cost thereof; the benefit of the protection obtained; and, all other relevant circumstances. Upon request by Ramtron, Licensees, and/or any sublicensee, shall provide Ramtron an up to date list of all issued patents pertaining to Improvements made to the Ferroelectric Technology used in the design, development or manufacture of Ferroelectric RF/ID Products.

6.2  MUTUAL COOPERATION - IMPROVEMENTS

The parties herein shall constitute a patent committee which shall consist of one senior technical person from Ramtron, Racom and Intag respectively. The patent committee shall meet quarterly or at intervals deemed necessary after execution of this Agreement to share information concerning Improvements to Ferroelectric Technology and to determine whether or not an Improvement shall constitute a sole patent right of either Ramtron, Racom or Intag, or a joint patent right between and/or among Ramtron, Racom or Intag.

In relation to sole patent rights, the inventing party, Ramtron, Racom or Intag, as the case may be, shall retain sole ownership. The inventing party shall grant to the other party or parties, as the case may be, and/or its sublicensees a nonexclusive, nonsublicenseable, nontransferable, nonassignable, worldwide license, free of charge, to use the sole patent rights pursuant to the terms of this Agreement.

Joint patent rights shall be jointly owned by the parties with each party owning an equal undivided ownership interest. Each party may, for the life of each joint patent right, use the joint patent rights for any purpose without any payment to the other party, provided that a grant of license of such joint patent rights to a third party other than each party's Affiliate and/or sublicensees shall be subject to the prior written approval of the other party. Such approval shall not be unreasonably withheld. Any dispute as to any determination of the patent committee will be resolved in accordance with
Section 11.11 of this Agreement.

Ramtron shall have the responsibility for filing all United States and foreign patent applications. Racom and/or Intag, as the case may be, shall share equally in the legal, filing, and maintenance fees associated with filing joint applications.

6.3 NOTICE OF INFRINGEMENT. Ramtron and Licensees (and any sublicensee which Licensees shall cause to act hereunder) shall promptly advise the other parties in writing of any claim, action, lawsuit, or proceeding threatened, made, or brought against them or either of them for infringement of a patent issued to a third party, or for violation of a third party's patent, trade secret, or other intellectual property right based in any instance upon Licensees' use of the Technology License, or Licensees' sale, lease, or distribution of Ferroelectric RF/ID Products or based in any instance upon Ramtron or any of Ramtron's licensees or Affiliates of which Ramtron knows, use of the Ferroelectric Technology as the case may be.

6.4 INFRINGEMENT BY FERROELECTRIC TECHNOLOGY. In the event that the Ferroelectric Technology is, or in the reasonable judgment of Ramtron, is likely to become the subject of any legal action based in whole or in part on a claim that the Ferroelectric Technology infringes the proprietary rights of any person, Ramtron may reasonably demand that Licensees, or any sublicensee, cease to use the Technology License and that Licensees, or any sublicensee, cease to sell, lease and distribute Ferroelectric RF/ID Products utilizing the allegedly infringing Ferroelectric Technology until and unless there is a final judgement or other final resolution establishing Ramtron's right to continue licensing the Ferroelectric Technology. In the event that Licensees, or any sublicensee, fails to cease to use the Technology License or fails to cease selling, leasing and distributing Ferroelectric RF/ID Products utilizing the allegedly infringing Ferroelectric Technology promptly upon such demand by Ramtron, Licensees, or any sublicensee, shall indemnify and hold Ramtron harmless against any and all costs and expenses (including reasonable attorneys fees) paid or payable by Ramtron as a result of Licensees', or any sublicensee's, failure to promptly cease such activities. Notwithstanding anything else contained herein to the contrary, the failure by Licensees, or any sublicensee, to cease use of the Technology License and the selling, leasing and distributing of Ferroelectric RF/ID Products shall not constitute a breach of or default under this Agreement. However, in the event of any such failure by Licensees, or any sublicensee, Ramtron shall be entitled to require Licensees, or any sublicensee, to provide, and Licensees, and/or any sublicensee, shall provide to Ramtron, reasonable security for Licensees', or any sublicensee's, indemnification obligation to Ramtron as a result of Licensees', or any sublicensee's, continued use of the Technology License and/or manufacture, lease or sale of the Ferroelectric RF/ID Products.
Ramtron shall have control of the defense of such claim, action, lawsuit or proceeding, and shall pay the costs thereof (except any cost of the Licensees' associated attorneys, if any); and Licensees, and/or any sublicensee, shall assist Ramtron, at Ramtron's cost and expense in the defense of any such claim, action, lawsuit, or proceeding. Licensees, or any sublicensee, shall have the right to be represented by an attorney at its own expense in any such controversy.

6.5 ASSISTANCE BY RAMTRON. Ramtron shall use its best efforts to provide Licensees with (i) reasonable assistance in connection with the defense and settlement of a claim or action, including all the necessary information related to the infringing technology, and (ii) reasonable consultation for Licensees' achievement of a viable alternative solution to avoid such infringement issue. THIS SECTION 6.5 STATES RAMTRON'S TOTAL LIABILITY AND RESPONSIBILITY, AND LICENSEES' SOLE REMEDY FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT, OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE FERROELECTRIC TECHNOLOGY LICENSED HEREUNDER, OR ANY PART THEREOF. THIS SECTION 6.5 IS IN LIEU OF AND REPLACES ANY OTHER EXPRESSED, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT. IN NO EVENT SHALL RAMTRON BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY SUCH INFRINGEMENT.

6.6 ASSISTANCE BY LICENSEES. Licensees shall use their best efforts to provide Ramtron with (i) reasonable assistance in connection with the defense and settlement of a claim or action, including all necessary information related to the infringing technology, and (ii) reasonable consultation for Ramtron's achievement of a viable alternative solution to assist in such infringement issue. THIS SECTION 6.6 STATES LICENSEE'S TOTAL LIABILITY AND

RESPONSIBILITY, AND RAMTRON'S SOLE REMEDY (EXCEPT TO THE EXTENT SET FORTH IN
SECTION 6.4 HEREOF), FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT, OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE FERROELECTRIC RF/ID PRODUCTS, OR ANY PART THEREOF. THIS SECTION 6.6 IS IN LIEU OF AND REPLACES ANY OTHER EXPRESSED, IMPLIED, OR STATUTORY WARRANTY AGAINST INFRINGEMENT, EXCEPT AS SET FORTH IN SECTION 6.4 HEREOF. IN NO EVENT SHALL LICENSEES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY SUCH INFRINGEMENT.

6.7 INFRINGEMENT BY THIRD. Upon becoming aware of any material infringement by a third party of any of the rights covered by this Agreement, each party shall promptly notify the other party of such infringement. After receipt of notice of such infringement, Ramtron shall have the right in its sole discretion, either to (i) assert a claim, action, lawsuit or legal proceeding on its own behalf and/or on behalf of either Licensee herein, in which case Ramtron shall be entitled to all awards and recoveries resulting directly from, and shall be responsible for any and all costs and expenses arising out of, such claim, action, lawsuit or proceeding or (ii) determine not to assert any claim, lawsuit, legal proceeding or action of any kind against the alleged infringer. In the event that Ramtron elects not to assert any claim, lawsuit, legal proceeding or action of any kind against the alleged infringer, then Ramtron shall, if requested by either Licensee in writing, permit and authorize such Licensee to assert a claim, action, lawsuit or legal proceeding against the alleged infringer, in which case such Licensee shall be entitled to any and all awards and recoveries resulting directly from, and shall be responsible for any and all costs and expenses arising out of, such claim, action, lawsuit or legal proceeding; provided, however, that in such event, if at any time after such Licensee has commenced any claim, action, lawsuit or legal proceeding against the alleged infringer, Ramtron elects to join in such proceeding, then such Licensee shall take all actions necessary to allow Ramtron to formally join in such proceeding and thereafter Ramtron shall have the right to participate in and direct and control any such action or proceeding and Ramtron shall be responsible for any and all further costs and expenses arising after the commencement of Ramtron's participation in any such claim, action, lawsuit or legal proceeding; provided further that notwithstanding any intervention by Ramtron in any such proceeding, the Licensee shall be entitled to any and all awards and recoveries resulting directly from such proceeding after reimbursing Ramtron for all actual out-of-pocket costs and expenses incurred by Ramtron in connection with such proceeding. Notwithstanding the foregoing, each Licensee shall be entitled to commence and join in any proceedings to recover any losses or damage suffered by such Licensee on their own account provided such Licensee shall bear all the costs and expenses of so doing.

Notwithstanding anything in this Agreement to the contrary, any Improvement owned by Racom, Intag and/or a sublicensee to a Ferroelectric RF/ID Product which results in a claim, action, lawsuit or legal proceeding initiated by a third party relating to such Improvement, shall be the sole responsibility of the owner or owners.

7.  ARTICLE VII - CONFIDENTIALITY

7.1 CONFIDENTIALITY. The parties agree with each other to keep strictly confidential and not without the prior written consent of the other parties to disclose to any person or entity any information, except as allowed by Sections 7.5 and 7.6 below, which is part of or which relates to the Ferroelectric Technology and/or the Ferroelectric RF/ID Products. Each party further agrees to bind in a manner so as to be legally enforceable its employees, agents, consultants, advisors and representatives to such confidentiality including without limitation as to such disclosures as may be necessary for the parties performance of their obligations and enjoyment of their rights under this Agreement, and otherwise as the relevant other party may consent to in writing.

7.2 MARKING OF DOCUMENTS AND MATERIALS. In furtherance, but not in limitation of the provisions of Section 7.1, each party shall use its reasonable endeavors to cause all written materials and other physical documents and materials of all types relating to or containing information of or about the Ferroelectric Technology, Ferroelectric RF/ID Products to be plainly marked to indicate the secret, proprietary and confidential nature thereof, and to prevent the use or reproduction thereof, directly or indirectly.

7.3 INDEMNIFICATION. Without limitations of any other right, remedy or benefit accruing to either party under this Agreement or by law, each party shall indemnify the other party fully for all damages caused by any disclosure or use of any information intended to be kept secret, confidential and proprietary in accordance with this Article VIII by such party or its representatives, employees, agents, consultants, sublicensees, etc.

7.4 SURVIVAL. This Article VII shall survive the expiration or earlier termination of this Agreement and of either Technology License and shall remain in effect for so long as either Licensee is manufacturing, selling or distributing Ferroelectric RF/ID Products anywhere in the world.

7.5 PUBLIC DOMAIN. The provisions of this Article VII shall not apply to any information that the party can demonstrate by written evidence was in the public domain through no unlawful action or omission by such party or obtained from third parties not bound by law or confidentiality agreements to maintain the confidentiality thereof.

7.6 OBLIGATIONS TO DISCLOSE. This Article VII shall not prohibit the parties from disclosing under legally enforceable obligations any information required to be disclosed to any governmental authorities and shall not prohibit the parties from disclosing general financial and technical information in order to obtain funding or other financial advantages from any authority or institution or corporation, or for the relevant party to exercise its rights and perform its obligations in respect of the Technology License or to otherwise carry on its business in the ordinary course. Other than as set forth in Section 2.1 and Section 2.2, as the case may be, nothing contained in this Section shall entitle either Licensee to transfer or assign the Ferroelectric Technology or the Technology License.

7.7 TRADEMARK. Licensees shall have the right to utilize Ramtron's FRAM trademark in connection with Ferroelectric RF/ID Products. Ramtron makes no representation, warranty or covenant of any type whatsoever regarding such trademark.

8.  ARTICLE VIII - TERMS AND TERMINATION

8.1 EXPIRATION. This Agreement and the Technology License shall remain in full force and effect from the Effective Date until termination under this Article. Unless terminated earlier, this Agreement and the Technology License shall terminate on the date of the expiration of the last to expire of any effective rights protecting the material part of the Ferroelectric Technology as it relates to the design, development and/or manufacturing of Ferroelectric RF/ID Products anywhere in the world, whether by applicable law of patents, trade secrets, or other equivalent applicable legal protection of proprietary business know-how and technology.

8.2 TERMINATION FOR BREACH. In the event of a material breach or default by a party in the performance of its respective duties, obligations or undertakings set forth in this Agreement, the other party shall have the right to give written notice to the defaulting party, notifying such party of the specific breach or default involved and, if within ninety (90) days after such notice the defaulting party shall not have remedied or commenced diligently to remedy the breach or default and thereafter prosecute such remedy to completion within a commercially reasonable time, the aggrieved party shall have the right in addition to any other right, remedy or benefit it may have under this Agreement or applicable law, to terminate this Agreement and the Technology License as to the defaulting party upon five (5) days written notice to the defaulting party and effective upon the fifth (5th) day after the giving of such termination notice, this Agreement and the Technology License shall be terminated as to the defaulting party without any further act or writing whatever.

8.3 TERMINATION. Notwithstanding any other provision of this Agreement and in addition to any other right, remedy or benefit the Parties may have under this Agreement or applicable law, each Party shall have the unconditional right to terminate this Agreement and the Technology License as to any defaulting party effective immediately, if:

    (a)   The defaulting Party fails or refuses to: (i) pay to the other
Party on the date due any payment provided to be made to such other Party within thirty (30) days of written demand after the due date thereof any royalties due hereunder; provided, however, nothing in this subparagraph shall be construed to relieve any Party of its liability to pay to any other Party royalties on all Ferroelectric RF/ID Products manufactured by such Party and sold, leased or otherwise transferred by such Party prior to or after the date of such termination in accordance with this Agreement.

    (b) At any time any other Party is adjudged by a court of law to be bankrupt or insolvent, or files petition in bankruptcy or an answer admitting the material facts recited in such petition if filed by another, or is put or decides to go into dissolution or liquidation, or otherwise discontinues its business, makes an assignment for the benefit of its creditors or enters into any other general arrangement with its creditors, becomes insolvent, or has a trustee, receiver or custodian of any kind appointed to administer any substantial amount of its property, or is placed or enters into any comparable situation under the laws of any other nation, or any state or province in which its operations may be conducted, or otherwise seeks to take advantage of any bankruptcy or insolvency statute now or hereafter in effect in any such location. Any other Party purports to assign, sublicense or transfer in any way whatsoever the Technology License in contravention of the provisions of this Agreement. In addition to the foregoing, notwithstanding any other provision of this Agreement and in addition to any other right, remedy or benefit Ramtron may have under this Agreement or applicable law, Ramtron shall have the unconditional right to terminate this Agreement and the Technology License as to the defaulting party effective immediately, if Racom, Intag, or both, uses or attempts to use without the expressed permission of Ramtron within the terms of this agreement the Technology License in the manufacture, sale, lease, distribution or transfer of any type whatsoever of a product or application based on Ferroelectric Technology which does not involve or relate to Ferroelectric RF/ID Products.

8.4 TERMINATION BY LICENSEES. Notwithstanding any other provision of this Agreement and in addition to any other right, remedy or benefit Licensees may have under this Agreement or applicable law, each Licensee shall have the right and option in its sole discretion to terminate this Agreement and Technology License with respect to such Licensee without payment of any penalty and without incurring any obligation to pay royalties after the effective date of such termination if, with respect of Ferroelectric RF/ID Products, any order is made or given in any proceedings which are commenced against such Licensee or Ramtron having the effect of restraining or impairing the exercise of the Technology License or any of such Licensees' material rights under this Agreement.

8.5 EFFECTS OF TERMINATION. Upon termination of this Agreement and the Technology License for whatever reason:

    (a) The rights under the Technology License and all intellectual property and other rights granted to any Party under this Agreement shall immediately revert to, and vest in, the owner of such rights and absolutely no interest whatever in any of such rights, in whole or in part shall thereafter remain in such other Party or any of its subcontractors, agents, employees or shareholders, sublicensee, and/or any person or entity in any way affiliated with, or related to, such other Party. Accordingly, from the date of said termination such rights, and any of them, may not, and they shall not, be exercised in any way, in whole or in part, by the affected Party or any person or entity with whom such Party shall have entered into any agreement or understanding relating in any way to the Technology License or any of the rights granted to such Party under this Agreement whether or not such agreement or understanding shall have been approved by the other Party or Parties unless such Party has lawfully acquired or is lawfully able to use such rights.

    (b) Except and to the extent that the affected Party has lawfully acquired or is lawfully able to exercise such rights, such Party, and/or any sublicensee, shall cease forthwith the manufacture, sale and distribution of the Ferroelectric RF/ID Products under the Technology License and not use further, except as herein provided, and return to the other Party or Parties specifications, data sheets, drawings, designs, photographs, photostats, negatives, undeveloped film, tape recordings and other electronic records, writing in any language and any other documents or materials furnished to such Party or otherwise obtained by such Party from the other Party or Parties, including without limitation any and all notes and written or electronic transcriptions on any part of the Ferroelectric Technology and any and all similar materials in any way, in whole or in part, based thereof, as well as any and all similar materials which in any way contain, reflect or relate to any of the Ferroelectric Technology.

    (c) The affected Party, and any sublicensee, shall offer in writing to the other Party or Parties the right to purchase any or all Ferroelectric RF/ID Products which are unsold at the time of such termination. The price for such goods to the other Party or Parties shall not be less favorable than the price offered to third parties. If the other Party or Parties does not accept any such offer within seven (7) days following receipt then it shall be deemed to have declined same.

8.6 SALE OF INVENTORY. Notwithstanding the provisions of Section 8.5, after the termination of this Agreement and the Technology License, the affected Party shall be entitled to sell existing inventory of Ferroelectric RF/ID Products which are in such Party's possession on the date of such termination, if any, but only to existing customers of such Party as of the date of termination. Royalties shall be payable on any such sales in accordance with
Article II of this Agreement.

8.7 SURVIVAL. Article V (Disclaimers of Warranty and Limitations of Liability), VI (Protection of Ferroelectric Technology), VII
(Confidentiality), XI (Miscellaneous) and sections 8.5, 8.6, 8.7, 11.3, 11.5,
11.10 and 11.11 of this Agreement shall permanently survive any termination or expiration of this Agreement.

9.  ARTICLE IX - GOVERNMENTAL REQUIREMENTS

9.1 COMPLIANCE WITH LAWS. In performing their respective duties hereunder and in carrying out their activities under the Technology License, the parties shall comply with all applicable laws, regulations, procedures, ordinances and rulings of any governmental authority having jurisdiction over Licensees, sublicensees, Ramtron, Licensees' or any sublicensee's use of the Technology License, or Licensees', or any sublicensee's, design manufacture, use, sale, lease or distribution of Ferroelectric RF/ID Products.

9.2 EXPORTS. Without limitation of any other provision of this Agreement, neither Licensee nor any sublicensee shall, without receiving the prior authorization of the United States Office of Export Administration or other appropriate governing body exercising controls over exports and re-exports of United States goods and technical data, export or re-export directly or indirectly any technical data included in Ferroelectric RF/ID Products or the Ferroelectric Technology that is used to design, develop and/or manufacture Ferroelectric RF/ID Products to any country or area forbidden to such exports under United States law or regulation.

9.3 GOVERNMENTAL APPROVALS. Licensees, and/or any sublicensee, shall be solely responsible for obtaining any necessary approval of this Agreement by any governmental authorities having jurisdiction over Licensees', and/or any sublicensee's, activities pursuant to this Agreement, and to obtain the consent of any governmental authorities to the remittance of payments under this Agreement in accordance with its terms, in the event that any such consent should become necessary.

10.  ARTICLE X  - PAYMENTS AND TAXES

10.1 PAYMENTS. Any and all payments of every kind which may be payable by Licensees, or Ramtron, as the case may be, under the terms of this Agreement shall be paid in immediately available funds in the currency as nominated by the beneficiary at such bank as Ramtron, Racom and/or Intag may from time to time designate in writing.

10.2 TAXES. Any and all taxes (including withholding taxes payable in connection with this Agreement), duties, excises and imposts payable with respect to any sums due under this Agreement to Ramtron, Racom and/or Intag (as the case may be), shall be borne by the beneficiary of such amounts due and deducted from the due royalty, as appropriate; provided that the Parties agree to cooperate to the extent reasonably possible to minimize the amount of such taxes, duties, excises and imposts.

11.  ARTICLE XI - MISCELLANEOUS

11.1 SUCCESSORS AND ASSIGNS AND BINDING EFFECT. The rights and benefits of the parties under this Agreement shall accrue to, and run in favor of, each party's successors and assigns. The rights and obligations of the parties under this Agreement shall be binding upon their respective successors and assigns.

11.2 ASSIGNMENTS. Except as provided in Article IV, and notwithstanding the provisions of Section 12.1, no party shall make or purport to make any assignment, transfer or conveyance, in whole or in part, of its rights and obligations under this Agreement without the prior written consent of the other party such consent to be within the other party's sole discretion.

11.3 GOVERNING LAW. This Agreement shall take effect under, be construed and enforced according to, and be governed by the laws in force in the State of Colorado, USA, without reference to conflict of laws principles, and subject to section 12.10, the parties irrevocably submit to the personal and exclusive jurisdiction and venue of the Colorado state courts of El Paso County, Colorado.

11.4 SEVERABILITY. The provisions of this Agreement are severable. If any provision or part of this Agreement shall be held by any court or other official body of competent jurisdiction to be invalid of unenforceable for any reason, the remaining provision or parts hereof shall continue to be given effect and shall bind the parties hereto unless the unenforceability or illegality has the consequence of substantially altering the respective rights and obligations of the parties hereto.

11.5 NO PARTNERSHIP OR OTHER RELATIONSHIP CREATED. The parties are not, nor shall any party hold itself out to be, the partner, agent, joint venturer, employee or independent contractor of the other for any purpose whatever, nor shall any legal or fiduciary relationship between them, other than as may be explicitly provided in this Agreement, exist by virtue of this Agreement. No party shall be or become liable for any representation, act or omission of the other as a consequence of this Agreement and no party is to create any such liability on behalf of the other. This Agreement is not for the benefit of any third party and shall not of itself be deemed to give any right or remedy to any third party for any purpose whatever.

11.6 WAIVERS. Any waiver exercised under any provision of this Agreement shall not be deemed a general waiver with respect to any other provision of this Agreement, and no failure to exercise and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, except where specified to the contrary herein, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or of any other right, power or privilege. The rights and remedies provided herein are, and shall be interpreted to be, cumulative and not exclusive of any other rights provided by law or otherwise.

11.7 NOTICES. All notices permitted or required to be given to the parties of this Agreement shall be in writing and delivered personally or sent by certified or registered airmail (return receipt required, postage prepaid), by air freight (return receipt requested), or by telefax or telex (with receipt acknowledgment requested) addressed to the respective parties at its usual and principal place of business. Such notices shall be deemed to have been effectively given and received on the day of delivery if delivered personally, or, if by telegram, telecopy, telex, or air freight, on the next day following the sending of such notice by telegram, telecopy, telex, or air freight provided that receipt shall have been acknowledged, and, if mailed, on the seventh (7th) business day following such mailing.

11.8 ENTIRE AGREEMENT. This Agreement contains the entire and only agreement of Licensees and Ramtron with respect to the Technology License and supersedes entirely any and all other agreements either oral or written between the parties with respect thereto , and each of Racom, Intag and Ramtron acknowledge that it has no claims against the others under or arising from any prior understanding or document. No agreement, statement or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding.

11.9 CHANGES OR AMENDMENT. Any change, revision, termination or attempted waiver of any of the provisions contained in this Agreement shall not be binding unless in writing and signed by the party against whom the same is sought to be enforced. This Section may only be waived in writing. This Agreement shall be amended or supplemented only by written instrument duly executed by or on behalf of the parties hereto, and if and when so supplemented or amended shall include all such supplements and any amendments.

11.10 DISPUTE RESOLUTION. Except as otherwise provided herein, any controversy among the parties involving the construction, application or conditions of this Agreement, or any claims arising out of or relating to this Agreement or the breach thereof shall first attempt to be settled through good faith negotiations. Senior management level representatives of each party directly responsible for the matters underlying the controversy shall meet as reasonably requested in writing by the complaining party to resolve the controversy. Such senior parties shall meet at a mutually agreed time and place within twenty (20) business days of receipt of such notice. They shall discuss the controversy and negotiate in good faith for a period of at least thirty (30) business days in an effort to resolve the controversy. To this end, the parties hereby recognize that on September 24, 1996 a meeting was held to discuss the principles, guidelines and common framework by which the parties would address the interpretation of this Agreement, including the protection of their respective interests and commercial expectations regarding the development of Ferroelectric RF/ID related technology. The material results of these discussions were memorialized in certain meeting minutes.
The parties hereby agree to abide by the spirit of such meeting minutes, with the aim of adopting the guidelines as set forth therein, as the framework to resolve those issues underlying the controversy. In the event of any conflict between the terms of this Agreement and the terms of such meeting minutes, this Agreement shall control.

11.11 ARBITRATION. Any dispute or claim arising out of or in connection with this Agreement, which has not been settled by discussion as described in
Section 11.10 above, will be finally settled by binding arbitration in Colorado Springs, Colorado under the Rules of Arbitration of the Chamber of Commerce by one arbitrator appointed in accordance with those rules. The arbitrator will apply Colorado law to the merits of any dispute or claim, without reference to conflict of law principles. Judgment of the award rendered by the arbitrator may be entered in any court having jurisdiction thereof notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for temporary or preliminary injunctive relief without breach of this arbitration provision.

11.12 ATTORNEYS FEES. In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement, including but not limited to a controversy settled by arbitration, the prevailing party shall be entitled to recover from the losing party reasonable expenses, including attorneys' fees and costs.

11.13 FORCE MAJEURE. If the performance by any party of any of its obligations under this Agreement shall be in any way prevented, interrupted, or hindered as a result of any force majeure, including, without limitation, war, civil disturbance, strike or other labor disturbance, lockout, legislation or restriction of any governmental or other authority, fire, unavailability of materials or finished goods, delay of carriers or any other similar circumstances (other than financial difficulties) beyond the reasonable control of such party, the obligations of the party concerned shall be wholly or partially suspended during the continuance and to the extent of such prevention, interruption or hindrance, provided however, that local commercial unavailability of materials or finished goods shall not alone constitute force majeure for purposes hereof if such materials or finished goods are otherwise (even if it is at a higher cost) available. A party unable to perform timely its obligations under this Agreement due to any of the foregoing reasons must take all reasonable steps to remedy its nonperformance or delay its performance with the least possible delay and by doing whatever may reasonably be done to mitigate the adverse affect of its nonperformance upon the other party of this Agreement.

11.14 HEADINGS. The headings of the Sections of this Agreement have been inserted for convenience or reference only and shall in no way affect the interpretation of any of the terms or conditions of this Agreement.

11.15 SIGNATURES. The parties represent and warrant that execution of this Agreement has been duly by all necessary corporate action including, without limitation, approval by the respective board's of directors of each party, and that this Agreement constitutes a legally binding and enforceable obligation of the respective parties herein.

IN WITNESS WHEREOF, the undersigned parties to this Agreement have executed this document as of the date and year first above written.

"LICENSOR"

RAMTRON INTERNATIONAL CORPORATION

By: /S/  L. David Sikes
Title:  Chairman and CEO

"LICENSEE"                                "LICENSEE"

RACOM SYSTEMS, INC.                       INTAG INTERNATIONAL LIMITED

By: /S/  Richard L. Horton                By: /S/  Charles Fear
Title:  President and CEO                 Title:  Chairman

     SCHEDULE 1: LIST OF PATENT PROPERTIES WHICH ASSIST THE DESCRIPTION OF RAMTRON'S FERROELECTRIC TECHNOLOGY AND ARE COVERED BY THIS AGREEMENT
                            (PAGE 30-PAGE 35)

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